EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 13, 2005, except with respect to our opinion on the consolidated financial statements insofar as it relates to the effects of the discontinued operation discussed in Note 2 and the change in the composition of reportable segments discussed in Note 12, and except with respect to our opinion on the financial statement schedule insofar as it relates to the effects of the discontinued operation discussed in the note to the schedule, as to which the dates are October 3, 2006 relating to the financial statements, financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in Kulicke and Soffa Industries, Inc.’s Current Report on Form 8-K dated October 3, 2006.

PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

October 3, 2006